EXHIBIT 99.1


                               [VA SOFTWARE LOGO]

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                                 PRESS RELEASE
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                     VA SOFTWARE REPORTS FOURTH QUARTER AND
                            FISCAL YEAR 2004 RESULTS

 Fourth quarter software revenue grows by 92% year-over-year and total fiscal year 2004 company revenue increases 21% compared to fiscal year 2003

FREMONT, CA--August 26, 2004--VA Software Corporation (Nasdaq: LNUX), provider of the award-winning SourceForge(R) Global Development Platform(TM) for optimizing distributed development, and parent company of OSTG, the leading online network of news and information sites for IT managers and development professionals, today announced financial results for its fourth quarter and fiscal year 2004, ended July 31, 2004.

Total fourth quarter fiscal 2004 revenue grew 12% to $7.3 million, compared to fourth quarter fiscal 2003 total revenue of $6.6 million. Revenue from the software business increased 92% to $1.6 million in fourth quarter fiscal 2004 from $0.8 million in fourth quarter fiscal 2003. Total revenue for the year ended July 31, 2004 was $29.3 million, up 21% compared to $24.2 million for the year ended July 31, 2003. Revenue from the software business increased 71% to $5.0 million for the year ended July 31, 2004 compared to $2.9 million for the year end July 31, 2003.

On a GAAP basis, the fourth quarter fiscal 2004 net loss was $0.9 million, or $0.01 per share, compared to last year's fourth quarter fiscal 2003 GAAP net loss of $2.4 million, or $0.04 per share. The fourth quarter fiscal 2004 GAAP net loss includes a $12,000 restructuring credit classified in cost of sales due to the release of remaining warranty reserve associated with the pre-existing hardware business and a $3,000 charge for amortization of intangible assets. For the year ended July 31, 2004, the company's GAAP net loss was $7.6 million, or $0.13 per share, compared to $13.8 million, or $0.25 per share, for the year July 31, 2003.

As specified in the attached reconciliation of net loss as reported to pro forma net loss, the fourth quarter fiscal 2004 net loss before non-recurring charges was $0.9 million, or $0.01 per share, compared to last year's fourth quarter fiscal 2003 net loss before non-recurring charges of $2.1 million, or $0.04 per share. For the year ended July 31, 2004, the net loss before non-recurring charges was $6.0 million, or $0.10 per share, compared to $12.0 million, or $0.22 per share, for the year ended July 31, 2003. Cash and investments remain strong at $45.5 million as of July 31, 2004.

"Our financial results for the fourth quarter and for the year reflect our emphasis on execution. Software revenue increased to $1.6 million during the fourth quarter driven by the addition of 11 new accounts as well as purchases by our installed base. We enter fiscal year 2005 having sold our SourceForge solution to 97 customers," said Ali Jenab, President and CEO. "We have also positioned our online business, OSTG for growth in fiscal year 2005. OSTG, with its focused emphasis on providing up-to-the-minute news about Linux and other open source technologies to the IT community, is poised to capitalize on the growing interest in open source solutions. In addition, OSTG's recently announced strategic reltationships with IDG and Yahoo! expand OSTG's reach beyond our historical advertisers."

A conference call to review results will be held at 5:00 pm (Eastern) today. The call may be accessed via webcast at http://www.vasoftware.com or by dialing
(800) 862-9098 or (785) 424-1051. A replay of the call will be available for 30 days by dialing (800) 934-3942 or (402) 220-1162.


Recent Highlights

o Customers. During the fourth quarter of fiscal 2004, VA Software added 11 new SourceForge Enterprise Edition accounts, including Acxiom, Bank One, Bowman Systems, First American, Sony Pictures Imageworks and the US Air Force, among others, to its installed base. In addition, existing customers including Pfizer, Hewlett Packard, Fleet Numerical Meteorology and Oceanography Center, TNO and Los Alamos National Laboratory purchased additional SourceForge licenses and services.

o SourceForge Enterprise Edition 4.1. SourceForge Enterprise Edition 4.1 was released in June. The latest release is built on a platform-independent Java 2 Enterprise Edition(TM)(J2EE) architecture and includes an open API and complementary software development kit. These enhancements make it easier to integrate with a wide range of third-party applications, authentication systems, databases, software configuration management systems and in-house tools. A significantly enhanced and more intuitive user interface is also a key new feature of this release. SourceForge Enterprise Edition 4.1 allows customers to lower development costs, increase development efficiency, and improve development visibility and control beyond the results provided by earlier releases of the product.

o OSTG. Formerly known as OSDN, OSTG (Open Source Technology Group) is the leading network of news and information sites for IT managers and development professionals. During the fourth quarter, in addition to announcing its new name, OSTG relaunched several of its IT-focused sites. The name change to OSTG reflects the company's long-term strategy to meet the evolving information needs of its growing audience, and address market trends driving the rapid adoption of Open Source technologies for business and the desktop. For the tenth-consecutive quarter, based on composition, OSTG has been named the number one network for delivering visitors who look for technology news online and for delivering visitors who make software purchases online, according to the Nielsen//NetRatings @Plan Summer 2004 Report.

     OSTG continues to experience rapid traffic growth and increased advertising revenue while maintaining its commitment to a community-based technology audience working with a range of platforms and technologies. SourceForge.net(R), the world's largest repository of Open Source software, continues to break new records with over 900,000 registered users and
     86,000 projects. Two Microsoft projects released under the company's "Shared Source Initiative" are in the top 10% of active projects hosted on SourceForge.net. The network as a whole serves more than 250 million page views, and 16 million unique visitors monthly.* This ranks OSTG among the top technology networks both in terms of size and purchasing power. Advertisers and sponsors of the network include Microsoft, IBM, Hewlett-Packard, Intel, Red Hat, Legato, AMD, Sun Microsystems, Interland and Rackspace.

o OSTG Strategic Relationships. OSTG announced several strategic relationships designed to expand its reach beyond historical advertisers. On August 5, 2004, OSTG announced a marketing and sales agreement with International Data Group (IDG), where IDG's Global Solutions' sales force will sell advertising on OSTG's network of sites giving international technology advertisers more media options and exposing them to the fast-growing global open source community. On August 17, OSTG announced that it would expand its site and Web search capabilities with Yahoo! Search Technology and add contextually-relevant paid advertising to its sites using Overture Services' Content Match product.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, VA Software uses non-GAAP financial results. Non-GAAP net income and earnings per share exclude amortization of intangible assets and deferred stock compensation, impairment of goodwill, intangible assets and other long-term assets, remeasurement of warrant liability, as well as restructuring costs and other special charges. These non-GAAP adjustments are provided to enhance the user's overall understanding of current financial performance and prospects for the future. Specifically, VA believes the non-GAAP results provide useful information to both management and investors by excluding certain non-recurring expenses that VA believes are not indicative of core operating results. In addition, because VA has historically reported non-GAAP results to the investment community, VA believes the inclusion of non-GAAP numbers provides consistency in financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The method VA uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About VA Software

VA Software (Nasdaq: LNUX) is at the center of today's technology revolution and incites innovation by empowering the IT and developer communities with information, community support and software. VA Software is the parent company of OSTG (Open Source Technology Group), formerly OSDN, and the creator of SourceForge. SourceForge.net is the global nexus for the Open Source community with 85,000+ Open Source projects and 900,000+ registered users. SourceForge Enterprise Edition optimizes distributed development for Fortune 500 companies.

OSTG, the cornerstone of the Open Source movement, is the leading online network for IT managers and development professionals. OSTG technology-focused sites include Slashdot.org, SourceForge.net, ITManagersJournal.com, NewsForge.com, Linux.com and freshmeat.net. OSTG also runs ThinkGeek.com, an online retailer of technology products, and the MediaBuilder network, featuring AnimationFactory.com. OSTG receives more than 250 million page views and nearly 16 million unique visitors monthly.

For more information about VA Software, visit www.vasoftware.com. For more information about OSTG, visit www.ostg.com.



Note Regarding Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding VA's anticipated financial performance and continued progress as a company, including OSTG's anticpated online advertising growth and ability to capitalize on interest in open source solutions. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: VA's success in expanding its SourceForge enterprise software business; VA's ability to achieve and sustain higher levels of revenue; VA's reliance upon strategic relationships with other companies; VA's ability to protect and defend its intellectual property rights; the size and timing of execution of enterprise-level licenses; decreases or delays in online advertising spending; rapid technological and market change; future guidelines and interpretations regarding software revenue recognition; unforeseen expenses that VA may incur in future quarters; and competition with, and pricing pressures from more established competitors. Investors should consult VA's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 31, 2003 and Form 10-Q for the fiscal quarter ended April 30, 2004, for further information regarding these and the other risks of the Company's business. These documents are available at the SEC Web site: www.sec.gov. VA assumes no obligation to update the forward-looking information contained in this news release.

Note to editors: VA Software, SourceForge and OSTG are trademarks or registered trademarks of VA Software Corporation in the United States and other countries. Slashdot is a registered trademark of the OSTG, Inc., in the United States and other countries. All other trademarks are property of their respective owners.

* Publisher's own data based on internal traffic audits.

Contact:

Investor Relations
VA Software Corp.
(510) 687-8731
ir@vasoftware.com


                                                       VA Software Corporation
                                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                (In thousands, except per share data)

                                                                            Three Months Ended               Twelve Months Ended
                                                                      ------------------------------    ----------------------------
                                                                      July 31, 2004    July 31, 2003    July 31, 2004  July 31, 2003
                                                                      -------------    -------------    -------------  -------------
  Software revenues                                                     $  1,618         $    845         $  4,995         $  2,917
  Online revenues                                                          5,699            5,555           24,217           20,551
  Other revenues                                                            --                156               49              760
                                                                        --------         --------         --------         --------
       Net revenues                                                        7,317            6,556           29,261           24,228

  Software cost of revenues                                                  364              484            1,860            1,997
  Online cost of revenues                                                  3,108            2,774           13,689           11,166
  Other cost of revenues                                                     (12)              (6)             (12)            (383)
                                                                        --------         --------         --------         --------
       Cost of revenues                                                    3,460            3,252           15,537           12,780
                                                                        --------         --------         --------         --------
       Gross margin                                                        3,857            3,304           13,724           11,448
  Operating Expenses:
       Sales and marketing                                                 2,470            2,531           10,093            9,791
       Research and development                                            1,522            1,828            6,732            7,815
       General and administrative                                            893            1,342            4,665            6,455
       Restructuring costs and other special charges                        --               (229)           3,209             (263)
       Amortization of deferred stock compensation                          --                 28               20              144
       Amortization of intangible assets                                       3              217               12            2,149
                                                                        --------         --------         --------         --------
          Total operating expenses                                         4,894            5,717           24,731           26,091
                                                                        --------         --------         --------         --------
  Loss from operations                                                    (1,031)          (2,413)         (11,007)         (14,643)
  Remeasurement of warrant liability                                        --               --              1,566             --
  Interest and other, net                                                    170               30            1,801              845
                                                                        --------         --------         --------         --------
  Net loss                                                              $   (861)        $ (2,383)        $ (7,640)        $(13,798)
                                                                        ========         ========         ========         ========

  Basic and diluted net loss per share                                  $  (0.01)        $  (0.04)        $  (0.13)        $  (0.25)
                                                                        ========         ========         ========         ========

  Weighted-average shares outstanding:
  Basic and diluted                                                       61,141           54,895           59,684           54,110
                                                                        ========         ========         ========         ========

  Reconciliation of net loss as reported
  to pro forma net loss:

                                                                            Three Months Ended               Twelve Months Ended
                                                                      ------------------------------    ----------------------------
                                                                      July 31, 2004    July 31, 2003    July 31, 2004  July 31, 2003
                                                                      -------------    -------------    -------------  -------------
  Net loss as reported                                                  $   (861)        $ (2,383)        $ (7,640)        $(13,798)
  Non recurring charges:
       Restructuring cost and other special charges                         --               (229)           3,209             (316)
       Restructuring costs classified as cost of goods                       (12)              (6)             (12)            (432)
       Amortization of deferred stock compensation                          --                 28               20              144
       Amortization of intangible assets                                       3              217               12            2,149
       Amortization of intangible assets, and
       other long-term assets                                               --                239             --                239
       Remeasurement of warrant liability                                   --               --             (1,566)            --
                                                                        --------         --------         --------         --------
  Net loss before non cash charges                                      $   (870)        $ (2,134)        $ (5,977)        $(12,014)
                                                                        ========         ========         ========         ========

  Basic and diluted net loss per share - pro forma                      $  (0.01)        $  (0.04)        $  (0.10)        $  (0.22)
                                                                        ========         ========         ========         ========

  Weighted-average shares outstanding:
  Basic and diluted                                                       61,141           54,895           59,684           54,110
                                                                        ========         ========         ========         ========


                                            VA Software Corporation

                                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                                 (In thousands)

                                                                   July 31, 2004          July 31, 2003
                                                                   -------------          -------------
                                     ASSETS
Current assets:
  Cash, cash equivalents, and current marketable securities           $  28,560            $  34,617
  Accounts receivable, net                                                3,909                1,928
  Inventories                                                             1,069                  388
  Prepaid expenses and other assets                                       1,045                1,231
                                                                      ---------            ---------
      Total current assets                                               34,583               38,164
Long-term marketable securities                                          16,933                5,130
Property and equipment, net                                               1,208                4,267
Intangible assets, net                                                       13                   21
Other assets                                                                942                  913
                                                                      ---------            ---------
Total assets                                                          $  53,679            $  48,495
                                                                      =========            =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                    $   1,674            $     863
  Accrued restructuring liabilities                                       3,440                4,117
  Accrued liabilities and other                                           3,602                4,360
                                                                      ---------            ---------
      Total current liabilities                                           8,716                9,340
Accrued restructuring liabilities, net of current portion                 7,843               10,772
Other long-term liabilities                                               1,349                1,181
                                                                      ---------            ---------
Total liabilities                                                        17,908               21,293
                                                                      ---------            ---------

Stockholders' equity:
  Common stock                                                               62                   56
  Additional paid-in capital                                            783,242              766,761
  Deferred stock compensation                                              --                    (20)
  Accumulated other comprehensive income/(loss)                            (171)                 128
  Accumulated deficit                                                  (747,362)            (739,723)
                                                                      ---------            ---------
      Total stockholders' equity                                         35,771               27,202
                                                                      ---------            ---------
Total liabilities and stockholders' equity                            $  53,679            $  48,495
                                                                      =========            =========

